PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made on the 2nd day of May, 2006.

BETWEEN:

TANZANIAN ROYALTY EXPLORATION CORPORATION, of Suite 1400, 355 Burrard Street, Vancouver, British Columbia, V6C 2G8

(the “Issuer”)

OF THE FIRST PART

AND:

JAMES E. SINCLAIR, of 99 Amenia Union Road, Sharon, Connecticut, U.S.A., 06069 Telephone: (860) 364-1830 E-mail: jes108@aol.com

(the “Purchaser”)

OF THE SECOND PART

WHEREAS:

A. The Issuer’s common shares are listed on the Toronto Stock Exchange and the American Stock Exchange (collectively, the “Exchanges”) and the Issuer is subject to the regulatory jurisdiction of the Exchanges and each of the British Columbia, Alberta and Ontario Securities Commissions (collectively, the “Commissions”);

B. The Purchaser currently holds 3,344,167 common shares of the Issuer.

THE PARTIES to this Agreement agree as follows:

1.	SUBSCRIPTION

1.1 The Purchaser hereby subscribes for and agrees to purchase from the Issuer 107,124 common shares in the capital stock of the Issuer (the “Shares”), at a price of CAD$9.335 per Share, representing the five-day weighted-average trading price of the Issuer’s common shares on the Toronto Stock Exchange for the period ended May 1, 2006.

1.2 This is a subscription only and will not become an agreement between the Issuer and the Purchaser until this subscription is accepted, in writing, by the Issuer. A reference to this “Subscription Agreement” or this “Agreement” in this subscription refers to this subscription and the agreement formed on acceptance by the Issuer. The Purchaser waives the necessity for the Issuer to communicate acceptance of this subscription and acknowledges that this subscription will become a binding agreement on acceptance by the Issuer.

1.3 The Purchaser shall pay for the Shares upon its execution of this Subscription Agreement by delivery in accordance with the provisions of Section 3.2 below, or shall make payment in such other manner as is acceptable to the Issuer, failing which the Issuer shall have the right to rescind this Subscription Agreement, in addition to any other legal rights it may have.

2.	ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

2.1 The Purchaser acknowledges, represents and warrants, as at the date hereof and as at the Closing Date, that:

(a)	no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Shares, the issuance is exempted from the prospectus requirements of the Securities Act of British Columbia and the Securities Act of Alberta and the Securities Act of Ontario and the respective rules and regulations thereto (hereinafter collectively referred to as the “Applicable Securities Laws”), and that:

	(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Securities Laws;

	(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Securities Laws; and

	(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(b)	the Purchaser is purchasing the Shares as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Shares; and if the Purchaser is a “portfolio manager” as defined under the Applicable Securities Laws, the Purchaser understands that it is deemed by the Applicable Securities Laws to be acting as principal when it purchases or sells as an agent for accounts that are fully managed by it;

(c)	if applicable, the Purchaser will execute and deliver to the Issuer for filing with the Toronto Stock Exchange, the Corporate Placee Registration Form, and any equivalent or other form required by the American Stock Exchange;

(d)	the Purchaser is either one or more of the following:

	(i)	an “accredited investor” as defined under Multilateral Instrument 45-103 (if applicable, the Purchaser has signed and delivered to the Issuer an Accredited Investor Certificate);

	(ii)	a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

(iii)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

(iv)	a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

(v)	a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

(vi)	a person or company that is wholly-owned by any combination of persons or companies described in sub-paragraphs (ii) to (v) above;

(vii)	an employee, senior officer or director of the Issuer, provided that the Purchaser has not been induced to purchase the Shares by expectation of employment or continued employment, or otherwise required by the Issuer to purchase the securities;

(viii)	a resident of British Columbia and acknowledges receipt of an Offering Memorandum in the required form, and if applicable the Purchaser has signed and delivered to the Issuer a risk acknowledgment (the “Acknowledgment”); or

(ix)	a resident of Alberta and acknowledges receipt of an Offering Memorandum in the required form, and the Purchaser has signed and delivered to the Issuer the Acknowledgment, and either the Purchaser is an “eligible investor” as defined under Multilateral Instrument 45- 103, or the aggregate acquisition cost of the Shares being purchased does not exceed $10,000;

(e)	the Purchaser is purchasing the Shares under the exemption from prospectus requirements available under section 74(2)(4) of the BC Act and the Purchaser is not a syndicate, partnership or other form of unincorporated entity or organization created solely to permit the purchase of the Shares by a group of individuals whose individual share of the aggregate acquisition cost of the Shares is not less than $97,000 (Cdn.);

(f)	the representations, warranties and statements of fact made by the Purchaser herein, and in the Acknowledgment and the Corporate Placee Registration Form (if either or both are required) are true and correct as of the date hereof and will be true on the Closing Date;

(g)	the Shares were not offered to the Purchaser through an advertisement in printed media of general and regular paid circulation, radio or television;

(h)	the offer made by this subscription is irrevocable and requires acceptance by the Issuer and the approval of the Exchanges;

(i)	the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended. Accordingly, any offer or sales in the United States or to such nationals or residents thereof must be pursuant to the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom. The Issuer does not make any representation with respect to, nor has it assumed any responsibility for, the registration of the Shares or the availability of any such exemption; and the Issuer does not make any representation as to when, if at any time, the Shares may be resold in the United States or to such nationals or residents thereof;

(j)	this subscription has not been solicited in any manner contrary to Applicable Securities Laws or the United States Securities Act of 1933, as amended;

(k)	no person has made to the Purchaser any written or oral representation:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the purchase price of any of the Shares; or

(iii) as to the future price or value of any of the Shares; or

(l)	the Purchaser is not a “control person” of the Issuer as defined in the Applicable Securities Laws and will not become a “control person” by virtue of the purchase of the Shares and does not intend to act in concert with any other person to form a control group;

(m)	the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Securities Laws) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

(n)	the purchase of the Shares has been privately negotiated and arranged and the Purchaser or his agent has been invited and afforded the opportunity to conduct a review of all of the Issuer’s affairs and records in order that the Purchaser may be properly and fully aware of all of the facts relevant to the Issuer’s affairs;

(o)	the Purchaser has sought and obtained independent legal advice regarding the purchase and re-sale of the Shares under the Applicable Securities Laws;

(p)	the Toronto Stock Exchange requires that the Shares must be unconditionally held for a period of four (4) months from the Closing Date;

(q)	unless the Purchaser is otherwise exempted under the Applicable Securities Laws, the Shares must be unconditionally held for a period of four (4) months from the Closing Date, except as may be otherwise permitted by the Applicable Securities Laws and, if the Purchaser is a resident of a jurisdiction other than British Columbia, the Shares may be subject to additional re-sale restrictions; and if the Purchaser is a resident of the United States of America, the Shares will be subject to resale restrictions pursuant to Rule 144 promulgated under the United States Securities Act of 1933;

(r)	resale of the Shares will be subject to additional resale restrictions beyond the hold periods described immediately above if:

	(i)	the Purchaser is an insider of the Issuer, other than a director or officer, and has not filed all insider trading reports or personal information forms required to be filed under the Applicable Securities Laws;

	(ii)	the Purchaser is a director or officer of the Issuer and has not filed all insider trading reports or personal information forms required to be filed under the Applicable Securities Laws or the Issuer has not filed all records required to be filed under Part 12 (continuous disclosure) of the Applicable Securities Laws;

	(iii)	the Purchaser is, or subsequently becomes, a control person within the meaning of the Applicable Securities Laws;

	(iv)	any unusual effort is made to prepare the market or create a demand for the securities; or

	(v)	an extraordinary commission or consideration is paid in respect of the trade;

(s)	the certificates representing the Shares will contain a legend or legends denoting restrictions on transfer as referred to herein and, where applicable, the resale restrictions under Rule 144 of the United States Securities Act of 1933;

(t)	the Purchaser has the legal capacity and competence to enter into and to execute and deliver this Subscription Agreement and to take all actions required pursuant hereto, and the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Purchaser;

(u)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound; and

(v)	this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a valid obligation of the Purchaser legally binding upon the Purchaser and enforceable against the Purchaser in accordance with its terms.

2.2 The representations, warranties, covenants and acknowledgments of the Purchaser contained in this Subscription Agreement are made by the Purchaser with the intent that they may be relied upon by the Issuer in determining the Purchaser’s eligibility to purchase the Shares hereunder and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur, caused or arising from its reliance thereon and the Purchaser further agrees that by accepting the Shares, the Purchaser shall be representing and warranting that such representations, warranties, covenants and acknowledgments are true as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Shares.

2.3 The Issuer represents and warrants as at the date hereof and as at the Closing Date, that:

(a)	the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction of their incorporation;

(b)	the Issuer will reserve or set aside sufficient Shares in the treasury of the Issuer to issue the Shares;

(c)	the Issuer is a “reporting issuer” as defined under the Applicable Securities Laws, and is not on the list of defaulting issuers maintained by the Commissions;

(d)	the Issuer is a “qualifying issuer”, as that term is defined under Multilateral Instrument 45-106, and has filed a current Annual Information Form with the Commissions;

(e)	the Issuer shall use its best efforts to diligently seek and obtain the acceptance for filing of this Subscription Agreement by the Exchanges and will make all filings necessary to obtain the exemptions from registration and prospectus requirements available under the Applicable Securities Laws respectively in respect of the transaction contemplated hereby;

(f)	the issuance and sale of the Shares by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g)	this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

3.	CLOSING DATE

3.1 The closing of the transaction contemplated by this Subscription Agreement will take place within five business days of the receipt by the Issuer of final acceptance for filing by the Exchanges of this Subscription Agreement (the date of closing being referred to herein as the “Closing Date”).

3.2 Upon execution of this Subscription Agreement, the Purchaser shall deliver to the Issuer a certified cheque or banker’s draft for the total purchase price of the Shares or wire transfer the funds to a mutually acceptable escrow agent.

3.3 On the Closing Date, the Issuer will deliver to the Purchaser, against payment for the Shares, the certificate representing the Shares registered in the name of the Purchaser or the Purchaser’s nominee.

3.4 On the Closing Date, the Issuer will deliver to the Purchaser such copies of approvals or other documents as the Purchaser may reasonably request.

3.5 The acknowledgments, representations and warranties of the Purchaser and the Issuer herein shall survive the Closing Date.

4.	HOLD PERIODS

4.1 The Purchaser acknowledges that the Shares may not be traded in British Columbia or Ontario for a period of four months from the date hereof, except as may be otherwise permitted by the Applicable Securities Laws, and that the Shares are also subject to a four (4) month hold period under the policies of the Toronto Stock Exchange. The certificates representing the Shares will contain a legend denoting the restrictions on transfer imposed by the Applicable Securities Laws and the Exchanges, and where applicable, Rule 144 of the United States Securities Act of 1933. The Purchaser agrees to sell, assign or transfer the Shares only in accordance with the requirements of the Applicable Securities Laws and the Exchanges.

5.	POWER OF ATTORNEY

5.1	Effective upon the acceptance by the Issuer of this Agreement, the Purchaser:

(a)	irrevocably appoints the President or Secretary of the Issuer (the “Attorney”) as the Purchaser’s attorney and agent, with full power of substitution, to execute, swear to, acknowledge, deliver, make, file, amend and record when and as necessary, any instrument, pooling agreement, acknowledgment, undertaking, direction or other document required to be filed by the Issuer or the Purchaser with any competent securities regulatory authority or stock exchange in connection with the purchase and sale of the Shares, or necessary, in the opinion of the Attorney, to complete or perfect the transactions contemplated by this Agreement, including without limitation, any required corrections or insertions necessary to complete the attached form of Corporate Placee Registration Form and Acknowledgment if required under the Applicable Securities Laws;

(b)	declares that the power of attorney hereby granted is irrevocable and will survive the death, incapacity or bankruptcy of the Purchaser and will extend to and bind the Purchaser and the Purchaser’s heirs, assigns, executors, trustees in bankruptcy or other legal representatives or successors; and

(c)	agrees to be bound by any representations made or actions taken by the Attorney if such representations or actions are made or taken in good faith and in accordance with the power of attorney hereby granted, and the Purchaser waives any and all defences which may be available to the Purchaser to deny, contest, or disaffirm any such representations or actions.

6.	MISCELLANEOUS

6.1 Upon acceptance of the subscription contained herein by the Issuer, this Subscription Agreement shall constitute a valid and binding agreement between the parties, subject only to the approval thereof by the Exchanges.

6.2 The parties to this Subscription Agreement will execute and deliver all such further and other deeds, documents and assurances, and will perform all such further and other acts as may, in the opinion of counsel for the Issuer, be necessary for the purposes of giving effect to or perfecting the transaction contemplated by this Subscription Agreement.

6.3 This Subscription Agreement constitutes the entire agreement between the parties and there are no representations, warranties or collateral agreements, express or implied, other than as expressly set forth herein.

6.4 The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

6.5 Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.6 This Subscription Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the Courts of such Province.

6.7 A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given above.

6.8 This Subscription Agreement shall enure to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed and delivered this Subscription Agreement on the date first above written.

Purchaser:
signed	“James E. Sinclair”
Witness	JAMES E. SINCLAIR
99 Amenia Union Road,
Sharon, Connecticut, U.S.A., 06069
Address

ACCEPTED BY the Issuer as of and from the date first above written.

TANZANIAN ROYALTY EXPLORATION CORPORATION

By:	“Victoria Luis”
Authorized Signatory